UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2011

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2011, SemGroup Corporation (“SemGroup”) repaid in full indebtedness outstanding under its existing credit facilities using proceeds from a new credit agreement entered into on June 17, 2011 among SemGroup, The Royal Bank of Scotland PLC, as Administrative Agent and Collateral Agent, RBS Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, The Bank of Nova Scotia and Barclays Capital, as Joint Lead Arrangers, The Bank of Nova Scotia and BNP Paribas, as Term Loan A and Revolving Facility Co-Syndication Agents, Citibank, N.A. and Deutsche Bank AG New York Branch, as Term Loan B Co-Syndication Agents, Citibank, N.A., Deutsche Bank AG New York Branch and Barclays Bank PLC, as Term Loan A and Revolving Facility Co-Documentation Agents, and The Bank of Nova Scotia, BNP Paribas and Barclays Bank PLC, as Term Loan B Co-Documentation Agents (the “Credit Agreement”). A copy of the Credit Agreement is attached as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

The Credit Agreement provides for a Term Loan A of $75.0 million, a Term Loan B of $200.0 million and a Revolving Facility of $325.0 million. The Credit Agreement also provides that the facilities may, under certain conditions, be increased by up to $125.0 million in the aggregate. The credit facility includes a $250.0 million sub-limit for the issuance of letters of credit for the account of SemGroup or its loan parties in U.S. Dollars, and within this sublimit, $10.0 million may be utilized for the issuance of letters of credit for the account of one of SemGroup’s Canadian subsidiaries, SemCAMS ULC.

At SemGroup’s option, amounts borrowed under the Credit Agreement will bear interest at either the Eurodollar rate or an alternate base rate (“ABR”), plus, in each case, an applicable margin. Until the date the financial statements relating to the quarter ending September 30, 2011 have been delivered, the applicable margin relating to any Eurodollar loan with respect to the Term Loan A or the Revolving Facility is 3.50% and with respect to any ABR loan under the Term Loan A or the Revolving Facility, the applicable margin is 2.50%. After the date the financial statements relating to the quarter ending September 30, 2011 have been delivered, the applicable margin will range from 2.50% to 4.00% in the case of a Eurodollar rate loan, and from 1.50% to 3.00% in the case of an ABR loan with respect to the Term Loan A or the Revolving Facility, in each case, based on a leverage ratio. The applicable margin relating to any Eurodollar loan with respect to the Term Loan B is 4.50% and the applicable margin relating to any ABR loan with respect to the Term Loan B is 3.50%. At June 20, 2011, the $75.0 million of Term Loan A debt bore interest at a rate of 5.75%, the $28.0 million of Revolving Facility debt bore interest at a rate of 5.75%, and the $200.0 million of Term Loan B debt bore interest at a rate of 6.75%.

All amounts outstanding under the Term Loan A and the Revolving Facility will be due and payable on June 20, 2016, and all amounts outstanding under the Term Loan B will be due and payable on June 20, 2018.

The Credit Agreement includes customary representations and warranties and affirmative and negative covenants, which were made only for the purposes of the Credit Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties. Such limitations include the creation of new indebtedness, liens, sale and lease-back transactions, new investments, making fundamental changes including mergers and consolidations, making of dividends and other distributions, making material changes in business, modifying certain documents and maintenance of a consolidated leverage ratio and an interest coverage ratio. In addition, the Credit Agreement prohibits any commodity transactions that are not permitted by SemGroup’s Comprehensive Risk Management Policy.

The Credit Agreement includes customary events of default, including events of default relating to non-payment of principal and other amounts owing under the Credit Agreement from time to time, including in respect of letter of credit disbursement obligations, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross payment-defaults of SemGroup and its restricted subsidiaries to any material indebtedness, cross acceleration to any material indebtedness, bankruptcy and insolvency events, the occurrence of a change of control, certain unsatisfied judgments, certain ERISA events, certain environmental matters and certain assertions of or actual invalidity of certain loan documents. A default under the Credit Agreement would permit the participating banks to terminate commitments, require immediate repayment of any outstanding loans with interest and any unpaid accrued fees, and require the cash collateralization of outstanding letter of credit obligations.

The Credit Agreement restricts SemGroup’s ability to make certain types of payments relating to its capital stock, including the declaration or payment of dividends. The Credit Agreement is:

•	guaranteed by all of SemGroup’s material domestic subsidiaries; and

•	secured by a lien on substantially all of the property and assets of SemGroup and the loan parties, subject to customary exceptions.

The Credit Agreement permits, with certain conditions, the sale or transfer of assets into a Master Limited Partnership.

Certain of the lenders under the Credit Agreement and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to SemGroup and/or its affiliates for which SemGroup and/or its affiliates have paid, and expect to pay, customary fees.

The Credit Agreement is filed as an exhibit to this Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about SemGroup or the other parties to the agreement or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of SemGroup.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the Credit Agreement on June 20, 2011, SemGroup borrowed $75.0 million under the Term Loan A, $200.0 million under the Term Loan B, and $28.0 million under the Revolving Facility. To repay in full the outstanding balance on the existing credit facilities among SemGroup, certain of its subsidiaries, certain financial institutions party thereto as lenders and BNP Paribas Securities Corp. as administrative agent, $75.0 million of the proceeds from the Term Loan A, $200.0 million of the proceeds from the Term Loan B, $28.0 million from the Revolving Facility, and $30.8 million of cash on hand were used. The existing credit facilities were terminated effective as of June 20, 2011. However, all existing letters of credit issued under the existing revolving credit facility will remain outstanding.

At the time of the termination of the existing credit facilities, $17.4 million of unamortized loan fees were written off by SemGroup.

Certain of the lenders under the Credit Agreement and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to SemGroup and/or its affiliates for which SemGroup and/or its affiliates have paid, and expect to pay, customary fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Agreement in Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The Credit Agreement restricts the Company’s and its subsidiaries’ ability to make certain types of payments relating to its capital stock, including the declaration or payment of dividends.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10	Credit Agreement dated June 17, 2011, among SemGroup, certain of its subsidiaries and the agents and lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: June 20, 2011	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith.

Exhibit No.	Description

10	Credit Agreement dated June 17, 2011, among SemGroup, certain of its subsidiaries and the agents and lenders party thereto.